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                                                                   Exhibit 10.23


                               PHARMACOPEIA, INC.

                             2000 STOCK OPTION PLAN

1.       PURPOSE OF THE PLAN

         The purpose of the Plan is to promote the long term financial success of Pharmacopeia, Inc., its Subsidiaries and Affiliates, and to materially increase shareholder value by: (i) providing performance related incentives that motivate superior performance on the part of the Company's Employees and Consultants, (ii) providing the Company's Employees and Consultants with the opportunity to acquire an ownership interest in the Company, and to thereby acquire a greater stake in the Company and a closer identity with it; and (iii) enabling the Company to attract and retain the services of Employees and Consultants of outstanding ability and upon whose judgment, interest and special effort the successful conduct of the Company's operations is largely dependent.

2.       DEFINITIONS

         2.1.     "Act" means the Securities Exchange Act of 1934, as amended.

         2.2. "Affiliate" means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

         2.3. "Award" means an award of Options, SARs, or Restricted Stock or any combination thereof.

         2.4. "Award Share" means any share of Common Stock issued upon the exercise of an Option or SAR, or issued pursuant to an Award of Restricted Stock.

         2.5.     "Board" means the Board of Directors of the Company.

         2.6. "Change of Control" shall mean, following the effective date of this Plan, the occurrence of any of the following events:

                  2.6.1. the acquisition in one or more transactions by any "Person" (as such term is used for purposes of Section 13(d) or Section 14(d) of the Act") but excluding, for this purpose, the Company or its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries, of "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities");

                  2.6.2. the individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least a majority of the Incumbent


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Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change of Control, and after any such reduction the "Incumbent Board" shall mean the Board as so reduced;

                  2.6.3. a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or

                  2.6.4. acceptance by shareholders of the Company of shares in a share exchange if the shareholders of the Company, immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange.

         2.7.     "Code" means the Internal Revenue Code of 1986, as amended.

         2.8. "Committee" means the committee designated by the Board to administer the Plan under Section 4.

         2.9. "Common Stock" means the common stock of the Company, or such other class or kind of shares or other securities resulting from the application of Section 9.

         2.10. "Company" means Pharmacopeia, Inc., a Delaware corporation, or any successor corporation.

         2.11. "Consultant" means a key consultant or advisor to the Company or any of its Subsidiaries or Affiliates who is not an Employee.

         2.12. "Disability" means a medically-determinable condition of a permanent nature which, as determined by the Committee, renders a Participant incapable of fulfilling the duties and responsibilities that the Participant was performing for the Company, its Subsidiaries and Affiliates immediately prior to the on-set of such condition.

         2.13. "Employee" means an employee of the Company, a Subsidiary or an Affiliate.

         2.14.    "Fair Market Value" means, on any given date:

                  2.14.1. if the Common Stock is listed on an established stock exchange or exchanges, the closing price of Common Stock on the principal exchange on which it is traded on such date, or if no sale was made on such date on such principal exchange, on the last preceding day on which the Common Stock was traded;


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                  2.14.2.  if the Common Stock is not then listed on an
exchange, but is quoted on NASDAQ or a similar quotation system, the closing price per share for the Common Stock as quoted on NASDAQ or similar quotation system on such date;

                  2.14.3. if the Common Stock is not then listed on an exchange or quoted on NASDAQ or a similar quotation system, the value, as determined in good faith by the Committee.

         2.15. "Misconduct" means the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Subsidiary or Affiliate), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Subsidiary or Affiliate) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Subsidiary or Affiliate) may consider as grounds for the dismissal or discharge of any Participant or other person in the service of the Company (or any Subsidiary).

         2.16. "Option" means the right, granted from time to time under the Plan, to purchase Common Stock for a specified period of time at a stated price. Options are not intended to be incentive stock options under Section 422 of the Code.

         2.17. "Participant" means an Employee or Consultant who is designated by the Committee as eligible to participate in the Plan and who receives an Award under this Plan.

         2.18. "Performance Goal" means a goal that has been established by the Committee and that must be met by the end of a Performance Period. The Committee shall have sole discretion to determine the specific targets within each category of Performance Goals, and whether such Performance Goals have been achieved.

         2.19. "Performance Period" means the time period during which Performance Goals must be met.

         2.20. "Plan" means the Pharmacopeia, Inc. 2000 Stock Option Plan herein set forth, as amended from time to time.

         2.21. "Restricted Stock" means Common Stock awarded by the Committee under Section 8 of the Plan.

         2.22. "Restriction Period" means the period during which Restricted Stock awarded under the Plan is subject to forfeiture.

         2.23. "SAR" means the right to receive, in cash or in Common Stock, as determined by the Committee, the increase in the Fair Market Value of the Common Stock underlying the SAR from the date of grant to the date of exercise.


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         2.24.    "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.       ELIGIBILITY

         Any Employee who is not a "covered employee" within the meaning of
Section 162(m) of the Code, who is not subject to Section 16 of the Act and who is designated by the Committee as eligible to participate in the Plan, or any Consultant who is designated by the Committee as eligible to participate in the Plan, shall be eligible to receive an Award under the Plan.

4.       ADMINISTRATION

         4.1. The Committee shall be made up of one or more Board members. Members of the Committee shall be appointed by and hold office at the pleasure of the Board. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

         4.2. The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan, and full authority to act in selecting the eligible Employees and Consultants to whom Awards may be granted, in determining the times at which such Awards may be granted, in determining the time and the manner in which Options may be exercised, in determining the amount of Awards that may be granted, in determining the terms and conditions of Awards that may be granted under the Plan and the terms of agreements which will be entered into with Participants (which terms shall not be inconsistent with the terms of the Plan). The Committee also shall have the power to establish different terms and conditions with respect to the granting of the same type of Award to different Participants (regardless of whether the Awards are granted at the same time or at different times).

         4.3. The Committee shall have the power to accelerate the exercisability or vesting of any Award, and to determine under Section 10 the effect, if any, of a Change of Control of the Company upon outstanding Awards.

         4.4. The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. The Committee shall have the full and final authority in its sole discretion to interpret the provisions of the Plan and to decide all questions of fact arising in the application of the Plan's provisions, and to make all determinations necessary or advisable for the administration of the Plan. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final, binding, and conclusive for all purposes and upon all Participants.


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         4.5.     Members of the Committee shall receive such compensation for their services as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be paid by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants and other service providers. The Committee, the Board, the Company and the Company's officers shall be entitled to rely upon the advice and opinions of any such person. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made with respect to the Plan and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation in the manner provided in the Company's bylaws.

5.       SHARES OF STOCK SUBJECT TO THE PLAN

         5.1. Subject to adjustment as provided in Section 9, the total number of shares of Common Stock available for Awards under the Plan shall be 750,000 shares.

         5.2. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the number of shares of Common Stock available for Awards under the Plan. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

6.       OPTIONS

         The grant of Options shall be subject to the following terms and conditions:

         6.1. OPTION GRANTS: Any Option granted under the Plan shall be evidenced by a written agreement executed by the Company and the Participant, which agreement shall conform to the requirements of the Plan and may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

         6.2. NUMBER OF SHARES: The Committee shall specify the number of shares of Common Stock subject to each Option.

         6.3. OPTION PRICE: The price per share at which Common Stock may be purchased upon exercise of an Option shall be as determined by the Committee.

         6.4. TERM OF OPTION AND VESTING: The Committee shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than 10 years. The right to exercise an Option or the underlying shares of Common Stock obtained upon the exercise of an Option may be subject to a vesting schedule or


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the attainment of Performance Goals as determined by the Committee and set forth in the applicable stock option agreement.

         6.5. EXERCISE OF OPTION AND PAYMENT OF OPTION PRICE: An Option may be exercised only for a whole number of shares of Common Stock. The Committee shall establish the time and the manner in which an Option may be exercised. The option price of the shares of Common Stock received upon the exercise of an Option shall be paid in full in cash at the time of the exercise or, with the consent of the Committee, in whole or in part in Common Stock held by the Participant for at least 6 months and valued at their Fair Market Value on the date of exercise. With the consent of the Committee, the option price may also be paid in full by the delivery of a properly executed exercise notice, together with irrevocable instructions to a Company-designated broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price.

         6.6. TERMINATION BY DEATH OR DISABILITY: If a Participant's employment with or service to the Company, a Subsidiary or Affiliate terminates by reason of death or as a result of the Participant's Disability, any unexercised Option granted to the Participant may thereafter be exercised (to the extent such Option was exercisable at the time of the Participant's death or Disability or to a greater extent permitted by the Committee) by the Participant (or where appropriate, the Participant's transferee, personal representative, heir or legatee), for, in the case of a Participant's death, a period of one year (or such other period as specified by the Committee), or in the case of a Participant's Disability, a period of six months (or such other period as specified by the Committee), from the date of death or termination due to Disability, as applicable, or until the expiration of the stated term of the Option, whichever period is shorter.

         6.7. TERMINATION FOR MISCONDUCT: If a Participant's employment with or service to the Company, a Subsidiary or Affiliate terminates for Misconduct, unless otherwise determined by the Committee, any Options granted to the Participant which are unexercised shall terminate on the date of such termination, or notice of such termination, if earlier.

         6.8. RETIREMENT: The Committee shall have the discretion at the time an Option is granted to an Employee to provide that if the Participant's employment is terminated for reasons other than Misconduct after the Participant has attained age 55 and completed five years of service with the Company, a Subsidiary or Affiliate:

                  6.8.1. The Option shall continue to vest for up to three years following such termination of employment according to the same vesting schedule as then in effect under the Option, provided that such continued vesting will not extend beyond the original date of expiration of the Option, and/or

                  6.8.2. The Participant will have a period of up to three years after such termination of employment to exercise the Option, provided such exercise period will not extend beyond the original date of expiration of the Option.


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         6.9.     OTHER TERMINATION: If a Participant's employment with or
service to the Company, a Subsidiary or Affiliate terminates for any reason other than death, Disability, Retirement under Section 6.8 or Misconduct, any unexercised Option granted to the Participant may thereafter be exercised (to the extent such Option was exercisable at the time of the Participant's termination or to a greater extent permitted by the Committee) by the Participant (or, where appropriate, the Participant's transferee, personal representative, heir or legatee) for a period of ninety days (or such other period as specified by the Committee), from the date of termination, or until the expiration of the stated term of the Option, whichever period is shorter.

7.       STOCK APPRECIATION RIGHTS

         The grant of SARs shall be subject to the following terms and conditions:

         7.1. GRANT OF SARS: Any SAR granted under the Plan shall be evidenced by a written agreement executed by the Company and the Participant, which agreement shall conform to the requirements of the Plan and may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable. The base price of an SAR shall be the Fair Market Value of the Common Stock on the date of grant.

         7.2. TANDEM SARS: An SAR granted under the Plan may be granted in tandem with all or a portion of a related Option. An SAR granted in tandem with an Option may be granted either at the time of the grant of the Option or at a time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable. The base price of an SAR granted in tandem with an Option shall be the option price under the related Option.

         7.3. EXERCISE OF AN SAR: An SAR shall entitle the Participant to surrender unexercised the SAR (or any portion of such SAR) and to receive a payment equal to the excess of the Fair Market Value of the shares of Common Stock covered by the SAR on the date of exercise over the base price of the SAR. Such payment may be in cash, in shares of Common Stock, in shares of Restricted Stock, or any combination thereof, as the Committee shall determine. Upon exercise of an SAR issued in tandem with an Option or lapse thereof, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise, and such shares shall no longer be available for purchase under the Option. Conversely, if the related Option is exercised, or lapses, as to some or all of the shares of Common Stock covered by the grant, the related SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise.

         7.4. OTHER APPLICABLE PROVISIONS: SARs shall be subject to the same terms and conditions applicable to Options as stated in sections 6.4, 6.6, 6.7,
6.8 and 6.9.

8.       RESTRICTED STOCK

         An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the


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happening of specified events or upon the Participant's and/or Company's failure to achieve Performance Goals established by the Committee. A grant of Restricted Stock shall be subject to the following terms and conditions:

         8.1. GRANT OF RESTRICTED STOCK AWARD. Any Restricted Stock granted under the Plan shall be evidenced by a written agreement executed by the Company and the Participant, which agreement shall conform to the requirements of the Plan, and shall specify (i) the number of shares of Common Stock subject to the Award, (ii) the Restriction Period applicable to each Award, (iii) the events that will give rise to a forfeiture of the Award, (iv) the Performance Goals, if any, that must be achieved in order for the restriction to be removed from the Award, (v) the extent to which the Participant's right to receive Common Stock under the Award will lapse if the Performance Goals, if any, are not met, and
(vi) whether the Restricted Stock is subject to a vesting schedule. The agreement may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

         8.2. DELIVERY OF RESTRICTED STOCK. Upon determination of the number of shares of Restricted Stock to be granted to the Participant, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Participant with the Participant designated as the registered owner. The certificate(s) representing such shares shall be legended as to restrictions on the sale, transfer, assignment, or pledge of the Restricted Stock during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company.

         8.3. DIVIDEND AND VOTING RIGHTS. Unless otherwise determined by the Committee, during the Restriction Period, the Participant shall have all of the rights of a shareholder, including the right to vote the shares of Restricted Stock and receive dividends and other distributions, provided that distributions in the form of Common Stock shall be subject to the same restrictions as the underlying Restricted Stock.

         8.4. RECEIPT OF COMMON STOCK. At the end of the Restriction Period, the Committee shall determine, in light of the terms and conditions set forth in the Restricted Stock agreement, the number of shares of Restricted Stock with respect to which the restrictions imposed hereunder shall lapse. The Restricted Stock with respect to which the restrictions shall lapse shall be converted to unrestricted Common Stock by the removal of the restrictive legends from the Restricted Stock. Thereafter, Common Stock equal to the number of shares of the Restricted Stock with respect to which the restrictions hereunder shall lapse shall be delivered to the Participant (or, where appropriate, the Participant's legal representative). The Committee may, in its sole discretion, modify or accelerate the vesting and delivery of shares of Restricted Stock.

         8.5. TERMINATION OF SERVICE. Unless otherwise determined by the Committee, if a Participant's employment or service with the Company, a Subsidiary or an Affiliate terminates for any reason, any unvested Restricted Stock shall be forfeited.


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9.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to shareholders other than a cash dividend, the Committee shall make appropriate adjustment in the number and kind of shares authorized for use under the Plan and any adjustments to outstanding Awards as it determines appropriate. The adjustments to outstanding Awards shall include, but not be limited to, the number of shares covered, the respective prices, limitations, and/or Performance Goals applicable to the outstanding Awards. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section shall, where appropriate, be paid in cash to the Participant. The determinations and adjustments made by the Committee pursuant to this Section 9 shall be conclusive.

10.      CHANGE OF CONTROL OF THE COMPANY

         Upon a Change of Control, all outstanding Awards shall be immediately fully vested and exercisable unless such Awards are assumed by the successor corporation, and substituted with Awards involving the common stock of the successor corporation, with the terms and conditions of the substituted Awards being no less favorable than the Awards granted by the Company.

11.      EFFECTIVE DATE, TERMINATION AND AMENDMENT

         The Plan shall become effective on the date of its adoption by the Board. The Plan shall remain in full force and effect until the earlier of 10 years from the date of its adoption by the Board, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without shareholder approval to the extent such approval is required by any applicable law or the rules of a stock exchange or NASDAQ. Termination of the Plan pursuant to this Section 11 shall not affect Awards outstanding under the Plan at the time of termination.

12.      TRANSFERABILITY

         Awards may not be pledged, assigned or transferred for any reason during the Participant's lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited.

13.      GENERAL PROVISIONS

         13.1. NO EMPLOYMENT RIGHTS. Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Employee any right with respect to continuance of employment by the Company, a Subsidiary or Affiliate or upon any Consultant any right with respect to continued service for the Company, a Subsidiary or Affiliate nor interfere in any way


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with the right of the Company, a Subsidiary or Affiliate to terminate the employment or service of any Employee or Consultant at any time.

         13.2. TRANSFER OF EMPLOYMENT. For purposes of this Plan, a transfer of employment between the Company and its Subsidiaries and Affiliates shall not be deemed a termination of employment.

         13.3. PAYMENT OF TAXES. The Company shall have the power to withhold, or require a Participant to remit to the Company, all taxes required to be paid in connection with any Award, the exercise thereof and the transfer of shares of Common Stock pursuant to this Plan. The Company's power to withhold a portion of the cash or Common Stock received pursuant to an Award, or require that the Participant remit the applicable taxes shall extend to all applicable Federal, state, local or foreign withholding taxes. In the case of the exercise of Options, the Company shall have the right to retain the shares of Common Stock to be paid pursuant to the exercise of the Option, until the Company determines that the applicable withholding taxes have been satisfied.

         13.4. RESTRICTIONS ON SHARES. The Award Shares shall be subject to restrictions on transfer pursuant to applicable securities laws and such other agreements as the Committee shall deem appropriate and shall bear a legend subjecting the Award Shares to those restrictions on transfer in accordance with the applicable Award. The certificates shall also bear a legend referring to any restrictions on transfer arising hereunder or under any other applicable law, regulation, rule or agreement.

         13.5. REQUIREMENTS OF LAW. The Plan and each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (a) the listing, registration or qualification of the Award Shares upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body or (c) an agreement by the recipient of an Award with respect to the disposition of the Award Shares is necessary or desirable as a condition of, or in connection with, the Plan or the granting of such Award or the issue or purchase of the Award Shares thereunder, the Award may not be consummated in whole or in part until such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

         13.6. AMENDING OF AWARDS. The Committee may amend any outstanding Awards to the extent it deems appropriate. Such amendment may be made by the Committee without the consent of the Participant, except in the case of amendments adverse to the Participant, in which case the Participant's consent is required to any such amendment.

         13.7. NO SHAREHOLDER RIGHTS. A Participant shall have no rights as a shareholder with respect to shares of Common Stock subject to an Award unless and until certificates for the Award Shares are issued to the Participant.


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         13.8.    CHANGES IN CURRENT LAW. A citation to any law, regulation or rule herein shall be construed to be a citation to the most recent version of, or successor to, any such law, regulation or rule.

         13.9. HEADINGS. Section headings are included only for ease of reference. Headings are not intended to constitute substantive provisions of the Plan and shall not be used to interpret the scope of this Plan or the rights or obligations of the Company in any way.

         13.10. GOVERNING LAW. To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.


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                  To record the adoption of the Plan, Pharmacopeia, Inc. has caused its authorized officers to affix its corporate name and seal this 11th day of October, 2000.




                                           PHARMACOPEIA, INC.

Attest:

/s/ Salma Cuadrado                         By: /s/ Bruce C. Myers
--------------------------------------        ----------------------------------



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